Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.1

LUFAX HOLDING LTD

Incentive Stock Plan I

(Amended and Restated)

I.	Interpretations

Unless otherwise stated, the following terms or abbreviations used herein shall have the following meaning:

Shareholding Entity	means the entity designated by the Board to hold the ordinary A shares of the Company under this Plan, which is currently Tun Kung

Board	means the Board of Directors of the Company

Administrator	means the Board or any director, committee or any other person designated by the Board for the purpose of administration and implementation of this Plan, including but not limited to the Shareholding Entity

Share	means the ordinary A shares of the Company

Stock Option/ Option	means the right granted to a Grantee to purchase a certain number of issued shares of the Company (other than newly-issued shares) held by the Shareholding Entity over a certain period at the previously agreed price on the agreed terms and conditions

Employment Relationship	means the labor or employment relationship with the Company and the Related Entity

Officer	means CEO, general manager, deputy general manager, assistant general manager, financial principal, and any other person determined in accordance with the relevant articles of association and the by Board from time to time

Fair Market Value of Shares	means, as of any date, the value of Shares determined as follows: (i) if the Shares are traded in an open market, fair market value shall be (A) the closing price per share as quoted on the principal exchange the Board determines to be the principal market on the last trading date immediately prior to the date of determination (or if no closing price is reported on that date, the closing price on the last trading date on which such closing price is reported) or (ii) in the absence of an open market for trading of Shares described in (i) above, the fair market value shall be determined by the Board in good faith on the basis of the following factor: value per share appraised by a qualified appraiser approved by the Board

Related Entity	means any entity directly or indirectly controlling the Company, controlled by the Company directly or indirectly through shares or agreement, or directly or indirectly under common control with the Company

Grantee	means employees and any other person determined by the Board who are eligible to participate in this Plan hereunder

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Competition Event	a Competition Event occurs if any Grantee (i) becomes shareholder, director, Officer, employee, adviser or partner of any competitor of the Company or Related Entity; or (2) engages in any act that may bring competitive advantages for the competitor

Company	means Lufax Holding Ltd. (formerly known as Wincon Investment Company Limited), a company incorporated and validly existing under the laws of the Cayman Islands

Shareholder of the Company	means existing shareholder of the Company, excluding future contingent investor of the Company or any Grantee appearing after exercising of any Incentive Stock Plan (including this Plan)

Incentive Stock Plan/this Plan/Plan	means this Incentive Stock Plan I

Grant Notification of Option	means the notice given to eligible Grantees to grant a certain number of options to such Grantees

Disability	means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any work-related or non-work-related Disability or disease as evidenced by the labor ability appraisal conclusion issued by the competent agency under legal standards in accordance with laws and regulations then in force

Grant	means the act of giving the Option to the Grantee under this Plan

Grant Date	means the date on which the Option is granted to the Grantee

Vesting	means an act of administration through which a certain number of options that are non-exercisable become exercisable within the agreed timeframe in consideration of the company’s performance and the achievement of Grantees

Applicable Laws	means requirements of any applicable laws related to the Shares, requirements of any applicable laws related to the administration of the Incentive Stock Plan, rules of any relevant stock exchange and national market mechanism, and laws and regulations of any jurisdiction that are applicable to the grant of Option to residents residing in any jurisdiction

Employee	means any person who maintains Employment Relationship with the Company or its Related Entity

Exercise	means the act through which the Grantee purchases the issued shares of the Company held by the Shareholding Entity at the previously determined price upon the previously determined terms and conditions within the specified period

Exercise Price	means the price at which the Grantee purchases shares, which is determined by the Board at time of granting the option to the Grantee and specified in the grant notification of option

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Initial Date of Exercise	means the date on which the Grantee is entitled to exercise

Tun Kung	means Tun Kung Company Limited, a company incorporated and validly existing under the laws of the British Virgin Islands, its registered address is [***]

Validity Period	means the time slot commencing from the date on which the Option is granted to the Grantee and expires on the date on which the Option becomes invalid

II.	General Provisions

1.

To attract and retain talents, promote long-term sustainable development of the Company and its Related Entities, maximize the value of shareholders and achieve win-win situation among shareholders, the Company and employees, the Board adopted the Incentive Stock Plan dated December 12, 2014 (the “2014 Plan”). Due to change in the shareholders of the Company, the Company decides to replace the 2014 Plan with this Incentive Stock Plan. Options granted pursuant to the 2014 Plan shall remain in force, but shall be exercised pursuant to the terms of this Plan.

2.	The Board formulates and entrusts the Administrator to implement this Incentive Stock Plan.

3.

Eligible Grantees will be granted a certain number of Options which will be vested and exercised, when they meet certain conditions and time requirements, and ultimately obtain the corresponding Shares.

III.	Grant of Option

1.	The maximum aggregate number of shares to be used hereunder is 20,644,803 ordinary A shares.

2.	The Board inspects and decides whether to grant Options by the Shareholding Entity on an annual basis based on the need of business development.

3.	The scope of the granting group, grantees, and granting amount of each installment of option granting plans are determined by the Board based on the positions and performance of the Grantees.

4.

The Exercise Price of options granted in each installment shall be arranged to valuate by the Board and determined according to the following principles, and shall be specified in the Grant Notification of Option then issued to the Grantees:

(1)	The Exercise Price of option shall not be lower than the higher of the following:

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

a)	the Fair Market Value of Shares on the Grant Date;

b)	the par value of the share.

(2)	Subject to the listing rules and laws, the Board is entitled to ultimately decide on the Exercise Price of the option.

5.

Unless otherwise provided by Applicable Laws and agreed by the Board, the Grantee shall not pledge, transfer or dispose of the Options in any other way during the Validity Period; and on and after the date on which the Options are disposed of in violation of the Plan, all the Options held by the Grantee (regardless of whether effective or not) shall be forfeited. Without affecting the forgoing, this Plan shall be binding on the successor or assignee of the Grantee.

6.

The Granting, Vesting, Exercise and all other steps of Options shall comply with this Plan, relevant resolutions adopted by the Board and provisions of Applicable Laws. The Company, Shareholders of the Company and Related Entities shall not be responsible for failure to obtain the necessary approval, registration or filing for Grant, Vesting, exercise and other matters of Options from any competent regulator not due to intentional or gross negligence on the part of the Company, Shareholders of the Company or Related Entities.

7.

The Board shall formulate the Key Terms of the Incentive Stock Plan and the Notice to Employees, and the Grantee shall sign and promise to abide by the Key Terms of the Incentive Stock Plan and the Notice to Employees before obtaining the eligibility for Option.

IV.	Vesting of Option

1.

Unless otherwise decided by the Board, in principle, the options granted in each installment shall be vested for 4 years, and the maximum amount of options that are vestable in each year shall be 25% of the total options granted in such installment. The first vesting date shall be the first anniversary date of the Grant Date (or the next day if there is no anniversary date).

2.

The Board shall, according to the base of options to be vested in per year (that is, the total options granted in the installment/predicted times of vesting), calculate the number of options actually vested based on the performance of the Company and individuals:

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

(1)

The Board shall determine the option vesting coefficient for each year according to the overall operating objective and achievement of the Company. The number of options actually vested by a Grantee in the year shall be the product of the current option vesting base of such Grantee and the said coefficient (the “Actual Effective Amount of that Year”). For the first three vestings, if the option vesting coefficient for a year is less than 100%, the unvested portion may be postponed to the vesting time point of the next year (which may only be postponed to the next year of the current year, but not to the third year) to judge whether such option is vestable: if 1) the option vesting coefficient for the next year is 100%, then all the unvested options is entitled to be vested; 2) option vesting coefficient for the next year is less than 100%, all the unvested options shall be canceled. For the fourth vesting, if the option vesting coefficient for that year is less than 100%, the unvested portion shall be immediately canceled.

(2)

If the last personal annual performance ranking of a Grantee falls within the last 10% of his/her ranking group, such Grantee shall be disqualified for vesting the option for the current year, and the corresponding options that are vestable for that year shall be canceled, for which the Company will not make any other compensation.

3.	The Board may, in accordance with its authority, stipulate separately the number of times and amount of each installment of options to be vested, either as a whole or individually.

V.	Exercise of Option

1.

Except as otherwise provided in this Plan, the Validity Period of each installment of option granted to the Grantee shall be 10 years from the Grant Date, and the options that are not exercised during the Validity Period shall be canceled. If the Company is not listed at the expiration of the Validity Period, the Board may decide whether to extend the Validity Period if necessary.

2.

Except as otherwise provided by this Plan and the Board or required by Applicable Laws, the Grantee shall, at its sole discretion, exercise the vested options from the Initial Date of Exercise to the end of Validity Period. The Initial Date of Exercise shall be no earlier than 180 days before the listing date, and no later than 30 days after the listing date of the Company; and the maximum interval between the Initial Date of Exercise and the Grant Date shall not exceed 8 years. The Grantee will be notified in due course of the specific Initial Date of Exercise by the Board.

3.

The Grantee shall exercise the option at Exercise Price determined at the time of grant and stated in the Grant Notification of Option, and shall bear corresponding taxes, foreign exchange and other costs. If, for any reason attributable to the Grantee, including but not limited to insufficient personal funds and issues concerning personal foreign exchange, the Grantee fail to exercise the Options in full, Grantee shall bear the consequential responsibilities and losses.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

4.

When exercising the option, the Grantee shall pay taxes in full in accordance with the provisions of the relevant laws and regulations. If the Company or Related Entities is then required to withhold the tax, the Grantee shall cooperate with the Company or Related Entities.

5.

The Option may only be exercised by the Grantee and the successor determined according to this Plan. A option shall have been exercised if the Grantee issues exercise notice to the Shareholding Entity or other entities determined by the Board according to the relevant provisions of this Plan (the Company shall properly determine and provide the form of exercise notice), fully pays the Exercise Price and taxes according to the laws, and if the registered holders of the relevant issued shares of the Company are changed to the Grantee.

6.

Before a Grantee is registered as a stock holder in the register of shareholders of the Company, such Grantee shall not be entitled to any shareholders’ rights or interests attached to any share underlying the Option under this Plan.

7.

After a Grantee becomes a stock holder of the Company by exercise of his/her option under this Plan, such Grantee shall be bound by the articles of association and other relevant documents of the Company; and as a condition for the exercise, the Grantee shall irrevocably grant the Shareholding Entity or any other entity determined by the Board to exercise the voting rights attached to such shares. For the avoidance of doubt, except as otherwise provided in this Plan, the Grantee shall neither be entitled to drag-along right, preemption right or tag-along right, or any other right of disposal owned by other shareholders in any other aspect, nor any rights superior to other shareholders.

8.

To the extent permitted by the Applicable Laws and in case of viability, notwithstanding the paragraph 5 of this section, as an alternative to the payment and exercise method of Exercise Price listed in this Plan, with the consent of the Board, the Grantee may pay the Exercise Price by “simultaneous sale” promise. In other words, the Grantee irrevocably chooses to exercise his/her option, and at the same time he/she sells the stocks purchased due to exercise that can at least pay the Exercise Price (up to all the stocks purchased due to exercise), and the Grantee promises to directly pay the equal consideration of the Exercise Price to the Shareholding Entity when selling the stocks, and the sales proceeds exceeding the Exercise Price shall be paid to the Grantee.

9.

Unless approved by the Board, any transfer of shares under the option by the Guarantee shall be publicly conducted on the secondary market, and any such share shall not be transferred by other means (including but not limited to the transfer inside the Grantee). The transfer of such shares by the Grantee shall also comply with the laws and regulations of the place where the shares are listed and the rules of the exchange (including but not limited to the provisions on the lock-up period).

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

10.

The exercise of the option and the issuance and transfer of the share under the option shall comply with all the Applicable Laws, and shall obtain the approval from the Company’s counsel about the legitimacy, otherwise shares exercisable shall not be issued.

VI.	Special Disposal of Option

1.	If a Grantee cancels or terminates the employment relationship with the company he/she works for:

(1)

if the employment is terminated or expires (except for the circumstances described in items (2) and (3) of paragraph 1 of this section) for whatever reason, all the Options held by such Grantee (whether effective or not) shall be forfeited, and the Company shall not make any compensation;

(2)

if a Grantee retires after he/she serves for more than 5 years in the Company and reaches the legal retirement age, or if a Grantee early retires, leaves office and dies due to Disability resulted from work-related injury, the granted Option may be further held, vested or exercised by such Grantee or his/her successor;

(3)

if a Grantee early retires, leaves office and dies not due to Disability resulted from work-related injury, such Grantee or his/her successor may continue holding and exercising all vested Options; and the outstanding Options shall be forfeited, for which the Company shall not make any compensation.

2.

In case of any violation of discipline and regulations committed by any Grantee during his/her employment, the Shareholding Entity or any other entity determined by the Board shall have the right to properly dispose of the Options held by such Grantee according to the actual situation, including but not limited to:

(1)

if the options of such Grantee have not been exercised, the Shareholding Entity or any other entity determined by the Board shall have the right to cancel all or part of the options (whether effective or not) without any compensation.

(2)

if the options of such Grantee have been exercised, the Shareholding Entity or any other entity determined by the Board shall have the right to repurchase all or part of the shares acquired by such Grantee due to the exercise once or several times at any time at the lower of the Exercise Price paid by such Grantee (if applicable) or the Fair Market Value of Shares (approved by the Board), and the times and amount of repurchase of the shares shall be determined by the Shareholding Entity or any other entity determined by the Board.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

VII.	Competition Event

1.	In case of any Competition Event of any Grantee:

(1)

If, during the existence of the employment relationship or within 3 years after the cancellation or termination of the employment relationship, any Grantee engages in any Competition Event without the written consent of the company he/she works for or the Company, all the Options (whether effective or not) held by the Grantee shall be forfeited without any compensation;

(2)

After a Grantee exercises his/her option, the Shareholding Entity or any other entity determined by the Board shall have the right (but not the obligation) to repurchase the shares obtained by the Grantee due to such exercise upon the following terms: after such Grantee engages in a Competition Event, the Shareholding Entity or any other entity determined by the Board shall have the right to repurchase all or part of the shares acquired by such Grantee due to the exercise or vesting of such Option once or several times at any time at the lower of the Exercise Price paid by such Grantee (if applicable) or the fair market value of the shares (approved by the Board), and the times and amount of repurchase of the shares shall be determined by the Shareholding Entity or any other entity determined by the Board.

VIII.	Related Matters

1.

If any Shareholder of the Company proposes to transfer 80% or more of issued ordinary shares of the Company to a third party, and such shareholder requires any Grantee to transfer its shares in the Company (if any) to the third-party purchaser, the Grantee must transfer its shares in the Company to such purchaser at the same price.

2.

This Plan and information and documents relating to any stock incentive shall be confidential information. Any Grantee shall not disclose it to any third party without the prior written consent of the Board.

IX.	Administration Body of this Plan and its Duties

1.	The Board is responsible for determining the principles and framework of the Plan and ultimately reviewing and approving the relevant matters of the Plan.

2.	The Board may, depending on the circumstances, authorize the Administrator to carry out relevant matters and some functions and powers related to the implementation of this Plan.

3.	This Plan, after being approved, shall be administered and implemented by the Board or the Administrator.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

4.

The Board has the right to determine that shares hereunder shall be held by the qualified Administrator appointed by the Board, and the specific arrangements related to the escrow or administration shall be decided by the Board.

5.

In the event of an increase or decrease in the number of shares issued by the Company due to stock split, dividends, merger, reclassification or similar transactions affecting shares, the Board shall have the right to adjust the Options under this Plan, the number and price of shares and other matters, and the Board’s decision shall be final and binding. If the Company issues any type of share or securities that can be converted into any type of share, the shares obtained by the Grantee due to exercise of relevant Options will be diluted accordingly, that is, the proportion of such shares in all issued shares of the Company will be reduced accordingly.

X.	In the event that the Applicable Laws change or adjust, the Board may designate another entity’s Options to replace the options originally granted. The specific plan shall be decided by the Board.

XI.	The Board shall have the right to terminate, revise or adjust the Incentive Stock Plan in any event, and the Board shall determine corresponding compensation plan.

XII.	The Board is entitled to interpret this Plan.